Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY ANNOUNCES MANAGEMENT SUCCESSION

DALLAS, February 18, 2019 – Kosmos Energy announced today that Chief Exploration Officer and Founding Partner Brian F. Maxted has decided to retire from the company effective February 15, 2019. Mr. Maxted will remain on the Board of Directors and continue to serve as a special advisor on matters related to exploration.

Ms. Tracey Henderson will assume the role of Chief Exploration Officer upon Mr. Maxted’s retirement. Ms. Henderson joined Kosmos Energy in 2004, serving as a key member of the technical team responsible for the discovery of the Jubilee field in Ghana, the Greater Tortue Ahmeyim field in Mauritania and Senegal, and the Yakaar field in Senegal.

Commenting on Mr. Maxted’s contributions to the company, Kosmos’ Chairman and Chief Executive Officer Andrew G. Inglis said: “On behalf of the entire Board of Directors and all Kosmos employees worldwide, I would like to thank Brian for his dedication to Kosmos since its founding and the excellent record of exploration success he has delivered. His vision, thoughtful leadership, and passion for both the art and science of exploration have built a strong capability in the company that will serve Kosmos well in the future. We are grateful for his continued presence on the Board and as an advisor to the company.” Mr. Inglis added: “I am pleased that Tracey is taking over as Chief Exploration Officer. She embodies all of the exploration leadership attributes that have made Kosmos successful.”

Reflecting on his time with the company, Mr. Maxted said: “I am very proud of what Kosmos has achieved since it was founded in 2003. With a strong leadership team in place, world-class portfolio of assets, and differentiated strategy, I am confident the company will thrive in the years to come and look forward in my non-executive capacity to being a part of its successful future.”

About Kosmos Energy

Kosmos is a well-capitalized, pure play deepwater oil and gas company with growing production, a pipeline of development opportunities and a balanced exploration portfolio along the Atlantic Margins. Our assets include production offshore Ghana, Equatorial Guinea and Gulf of Mexico, a competitively positioned Tortue gas project in Mauritania and Senegal and a sustainable exploration program balanced between proven basins (Gulf of Mexico and Equatorial Guinea), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d'Ivoire and Sao Tome and Principe). As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2017 Corporate Responsibility Report. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:

Investor Relations

Jamie Buckland

+44 (0) 203 954 2831

jbuckland@kosmosenergy.com

Rhys Williams

+1-214-445-9693

rwilliams@kosmosenergy.com

Media Relations

Thomas Golembeski

+1-214-445-9674

tgolembeski@kosmosenergy.com